SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 ---------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 29, 2002


                       INTELIDATA TECHNOLOGIES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                     000-21685                          54-1820617
(State of Incorporation)    (Commission File Number)               (IRS Employer
                                                             Identification No.)

                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                    (Address of principal executive offices)

                                 (703) 259-3000
              (Registrant's telephone number, including area code)





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ITEM 5.        OTHER EVENTS.


     InteliData Technologies Corporation (Nasdaq: INTD) received a notice from Nasdaq dated October 29, 2002 indicating that the Company was not in compliance with Nasdaq's Marketplace Rule 4450(a)(5), because the Company's common stock failed to maintain the minimum bid price of $1.00 during the past 30 consecutive trading days. The Company has been granted until January 27, 2003 to regain compliance with Marketplace Rule 4450(a)(5). Compliance with the rule will be determined by the Nasdaq staff, but generally requires that the closing bid price of the Company's common stock be at least $1.00 for a minimum of 10 consecutive trading days.

     The Nasdaq notice suggested that the Company may want to apply to transfer its securities to the Nasdaq SmallCap Market. The Company believes that it is eligible to apply to transfer the listing of its common stock to the Nasdaq SmallCap Market. If the Company should choose to make such an application and if its application is approved, the Company will be afforded a 180-day grace period from the date of the initial notice, which will extend the delisting determination until April 28, 2003. The Company also may be eligible for an additional 180-day grace period, or until October 24, 2003, provided that it meets the initial listing criteria for the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(2)(A). If the Company should move to the Nasdaq SmallCap Market and it meets the minimum bid price requirement of $1.00 per share for 30 consecutive trading days and if it maintains compliance with all other continued listing requirements, then the Company may be eligible to transfer its listing back to the Nasdaq National Market.

     If the Company is unable to meet the minimum maintenance requirements during the initial grace period, or if its application to transfer to the Nasdaq SmallCap Market is denied, or if it should move to the Nasdaq SmallCap Market and be unable to meet the minimum maintenance requirements during the extended grace period, then the Company would be subject to delisting from the Nasdaq System. In that event, the Company would be notified of any Nasdaq staff determination to this effect and would then have the right to appeal such a delisting determination to the Nasdaq Listings Qualifications Panel.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              InteliData Technologies Corporation
                              (Registrant)

                              By: /s/ Alfred S. Dominick, Jr.
                                  ----------------------------------------
                                   Alfred S. Dominick, Jr.
                                   President and  Chief Executive Officer


Date:  October 30, 2002